UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2017

HTG Molecular Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37369	86-0912294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3430 E. Global Loop Tucson, AZ		85706
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 289-2615

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On October 26, 2017, HTG Molecular Diagnostics, Inc. (the “Company”) issued a subordinated convertible promissory note (the “Note”) to Qiagen North American Holdings, Inc. (“Qiagen”) in the principal amount of $3.0 million against receipt of cash proceeds equal to such principal amount.  The Note bears simple interest at the rate of 3.0% per annum and matures on October 26, 2020 (the “Maturity Date”).  The Company’s indebtedness under the Note is expressly subordinated in right of payment to the Company’s prior repayment in full of its indebtedness under that certain Loan and Security Agreement, dated August 22, 2014, as amended, by and among the Company, Oxford Finance LLC and Silicon Valley Bank.  Qiagen may elect to convert all or any portion of outstanding principal balance of the Note and all unpaid accrued interest thereon at any time prior to the Maturity Date into shares of the Company’s common stock at a conversion price of $3.984 per share.

The foregoing summary of the terms of the Note does not purport to be complete and is qualified in its entirety by reference to the Note, a copy of which is filed as Exhibit 4.1 to this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under Item 1.01 of this report is incorporated under this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained under Item 1.01 of this report is incorporated under this Item 3.02 by reference.

The Note was offered in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of the 1933, as amended (the “Securities Act”). In connection with Qiagen’s execution of the Note, Qiagen represented to the Company that it is an “accredited investor” as defined in Regulation D of the Securities Act and that the Note and any shares of common stock issued upon conversion of the Note (“Conversion Shares”) are being acquired solely for Qiagen’s own account and for investment purposes and not with a view to the future sale or distribution of any such securities by Qiagen. Appropriate legends were affixed to the Note and will be affixed to the Conversion Shares upon issuance.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Subordinated Convertible Promissory Note, dated October 26, 2017, by and between the Company and Qiagen North American Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HTG Molecular Diagnostics, Inc.

Dated: October 27, 2017	By:	/s/ Debra A. Gordon
Debra A.Gordon
Vice President and Chief Legal Counsel